Filed in the Office of the Secretary of State of the State of Nevada
November 03 1996

DEAN HELLER SECRETARY OF STATE
No. C22977-96

                     Articles of Incorporation
                       (PURSUANT TO NRS 78)
                          STATE OF NEVADA

                           OFFICE OF THE
                        Secretary of State
                          Capital Complex
                     Carson City, Nevada 89710
                     Telephone (702) 687-5203
                                           (For filing office use)

 IMPORTANT: Read instructions on reverse side of before completing this form.
                  TYPE OR PRINT (BLACK INK ONLY)

1. NAME OF CORPORATION:  FREEDOM RESOURCES ENTERPRISES, INC
2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)
Name of Resident Agent: Gateway enterprises, Inc.

StreetAddress: 3230 E. FLAMINGO ROADS   SUITE 156, LAS  VEGAS, 89121
      Street No.          Street Name                  City    Zip

3. SHARES: (number of shares the corporation is authorized to issue)
     Number of shares with par value: 55,000,000. Par Value: $.001 Number of shares without par value: - 0 -

4.    GOVERNING  BOARD:  shall  be  styled  as  (check  one)    XX
Directors _ Trustees
      The FIRST BOARD OF DIRECTORS shall consist of ONE (1) member and the names and addresses are as follows:

      NEIL CHRISTIANSEN  901 EAST 7800 SOUTH   MIDVALE, UTAH 84047
            Name                          Address



      PURPOSE: (optional - see reverse side): The purpose for the corporation shall be:
      TO  RESEARCH,  PUBLISH AND DISTRIBUTE SELF IMPROVEMENT  TYPE
BOOKS


6.    PERSONAL  LIABILITY (pursuant to NRS 78.037): Check  one  XX
Accept ___ Decline

      If  you  chose  accept, please check one: ____  Limiting  XX
Eliminating

This provision eliminates or limits the personal liability of directors, officers or stockholders from damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for:
(a)Acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (b) The payments of distributions in violation of NRS 78.300.

7.  OTHER  MATTERS:    An other matters to be  included  in  these
articles may be noted on separate pages and incorporated by reference Number of pages attached FIVE

8. Signatures of Incorporators: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized)

/s/ Neil Christiansen
Signature
901 EAST 7800 SOUTH      MIDVALE, UT 84047
Address                  City/State/Zip


Subscribed and sworn to before me this 30th day of October, 1996

/S/ Melinda K. Orth
Notary Public
Melinda  K. Orth
9939 S. Orchard View Dr.
South Jordan UT 84095
My Commission Expires
          February 23, 2000
          Sate of Utah
Certificate of Acceptance of Appointment of  Resident Agent

I Gateway Enterprises, Inc. hereby accept appointment as Resident Agent for the above named corporation

/s/Kurtis D. Hughes                                       10-30-96
Signature of Resident Agent                               Date

    Certificate of Acceptance of Appointment by Resident Agent

In the matter of FREEDOM RESOURCES ENTERPRISES, INC. I,
GATEWAY ENTERPRISES, INC. with address at Suite 156, Street 3230 EAST FLAMINGO ROAD, town of LAS VEGAS, County of CLARK, Zip Code 89121, State of Nevada, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78-090.

Furthermore, that the mailing address for the above-registered office is:

3230  EAST  FLAMINGO ROAD, SUITE 156, LAS VEGAS, Zip Code   89121,
State of Nevada.


In witness whereof, I have hereunto set my hand this _________ day of October, 1996

                     Gateway Enterprises, Inc.


                         /s/  Kurtis D. Hughes
                          Resident Agent

      NRS 78.090 Except during any period of vacancy described in NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident or located in this state. Every resident agent must have a street address, where he maintains an office for the service of process, and may be different from the street address. The address of the resident agent is the registered office of the corporation in this state. The resident agent may be any bank or banking corporation, or other  corporation, located and doing business in  this  state....
The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

                     Articles Of Incorporation
                                Of
                         FREEDOM RESOURCES
                         ENTERPRISES, INC.

      WE,  THE  UNDERSIGNED natural persons of the age of eighteen
(18) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation.

                             Article I
                               NAME

The Name of the corporation is FREEDOM RESOURCES ENTERPRISES, INC.

                            Article II
                             DURATION

           The duration of the corporation is perpetual.

                            Article III
                             PURPOSES

     The purpose or purposes for which this corporation is engaged are:

      (a) To research, publish and distribute self-improvement type books. Also, to acquire, develop, explore, and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

      (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in ' or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefore in any lawful manner or to issue in exchange therefore in any lawful manner or to issue in exchange therefore its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

      (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

      (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                            Articles IV
                               Stock

      (a) Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 50,000,000 shares at a par value of $.001 per share. All stock when issued shall be fully paid and non-assessable, shall be of the same class and have the same rights and preferences.

      No holder of shares of Common Stock of the Corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or thereafter be authorized to issue.

     Each share of Common Stock shall be entitled to one vote at a stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meeting, whether they be annual or special, shall not be permitted.

      Preferred Stock. The aggregate number of share of Preferred Stock which the Corporation shall have authority to issue is 5,000,000 shares, par value $.001, which may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by the Board of Directors of the Corporation.

                             Article V
                             AMENDMENT

      These Articles of Incorporation may be amended by the affirmative Vote of "a majority" of the shares entitled to vote on each such amendment.

                            Article V1
                        SHAREHOLDERS RIGHTS

      The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                            Article VII
                     INITIAL OFFICE AND AGENT

The registered office of the Corporation in the State of Nevada is 3230 E. Flamingo Road,
Suite 156, Las Vegas, NV 89121. The registered agent in charge thereof at such address is Gateway Enterprises, Inc.

                           Article VIII
                             DIRECTORS

     The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business corporation act provides that the directors may act in certain instances where the Articles of incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

      The directors are specifically given the authority to mortgage or pledge any or all assets of the business with stockholders' approval.

      The number of directors constituting the initial Board of Directors of this corporation is one (1). The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

NAME                                    ADDRESS

NEIL CHRISTIANSEN                       901 EAST 7800 SOUTH
                                        MIDVALE, UTAH 84047

                            Articles IX
                           INCORPORATORS

The name and address of each incorporator is:

NAME                                    ADDRESS

NEIL CHRISTIANSEN                       901 EAST 7800 SOUTH
                                        MIDVALE, UTAH 84047


                             Article X
       COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

     No contract or other transaction between this corporation and any on or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee there of which authorizes, approves or ratifies such contract or transaction.

                            Article XI
                LIABILITY OF DIRECTORS AND OFFICERS

      No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

      The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

      Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief true, correct and complete.

Dated this 30th of October, 1996

                                             /S/ Neil Christiansen
                                                 Neil Christiansen



STATE OF UTAH         )
                           )    ss.
COUNTY OF                  )


      On the 30th day of October 1996, personally appeared before me, Neil Christiansen, who being by me first duly sworn, declared that he was the person who signed the foregoing document as incorporator and that the statements therein contained are true.

     IN WITNESS THEREOF, I have hereunto set my hand and seal this 30th day of October, 1996.


                                               /s/ Melinda K. Orth
                                                 /s/ NOTARY PUBLIC
                                                     NOTARY PUBLIC

                                       Residing at:       9939 So.
Orchard View Dr.
                                                   So. Jordan,  UT
84095


My commission expires:
2-23-2000
                                 5